As filed with the Securities and Exchange Commission on October 28, 2003

Registration No. 333-_________

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

COSTAR GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	52-2091509

(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

2 Bethesda Metro Center, Bethesda, MD 20814
(301) 215-8300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Carla J. Garrett, Esq.
General Counsel
2 Bethesda Metro Center, Bethesda, MD 20814
(301) 215-8300
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:

Stephen I. Glover, Esq	William C. Rogers, Esq
Gibson, Dunn & Crutcher, LLP	Choate, Hall & Stewart
1050 Connecticut Avenue, N.W.	Exchange Place, 53 State Street
Washington, DC 20036	Boston, MA 02109
(202) 955-8500	(617) 248-5000

     Approximate date of commencement of proposed sale to the public: As soon as practicable on or after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☐

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. <X> 333-106769

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of each class of securities to	Amount to be	Offering Price	Aggregate Offering	Registration
be Registered	Registered(1)	Per Unit(2)	Price(2)(3)	Fee(2)(3)

Common Stock, $.01 par value	230,000	$34.25	$7,877,500	$637.29

(1)	Includes 30,000 shares of common stock that may be sold by the registrant upon exercise of the underwriters’ over-allotment option.

(2)	Based upon the actual offering price per share before underwriting discounts and commissions.

(3)	This Registration Statement relates to the Registrant’s Registration Statement on Form S-3 as amended, (Registration No. 333-106769) (the “Prior Registration Statement”). In accordance with Rule 462(b) under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the proposed maximum aggregate offering price of the securities eligible to be sold under the Prior Registration Statement is registered hereby.

EXPLANATORY NOTE

     This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction IV of Form S-3, both promulgated under the Securities Act of 1933, as amended. The contents of Registration Statement No. 333-106769, as amended (the “Prior Registration Statement”), declared effective by the Commission on October 28, 2003, including any prospectuses filed pursuant thereto, are hereby incorporated herein by reference. This Registration Statement is being filed solely to increase the number of shares of common stock of CoStar Group, Inc. (the “Common Stock”) to be offered in the public offering of Common Stock contemplated by the Prior Registration Statement by 200,000 shares plus up to 30,000 shares that may be sold pursuant to the Underwriters’ overallotment option.

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, CoStar Group, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on October 28, 2003.

CoStar Group, Inc.

By:	/s/ Andrew C. Florance Andrew C. Florance President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATED

*	Chairman of the Board	October 28, 2003

Michael R. Klein

/s/
Chief Executive Officer
Andrew C. Florance	and President and a	October 28, 2003
Director (Principal
Executive Officer)

/s/		October 28, 2003
Chief Financial Officer
Frank A. Carchedi	(Chief Financial and
Accounting Officer)

*	Director	October 28, 2003

David Bonderman
*	Director	October 28, 2003

Warren H. Haber
*	Director	October 28, 2003

Josiah O. Low, III
*
	Director	October 28, 2003

Christopher Nassetta

*By: /s/

Andrew C. Florance
Attorney-in-Fact

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EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Gibson, Dunn & Crutcher, LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Gibson, Dunn & Crutcher, LLP (Included as part of Exhibit 5.1)

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